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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-12923, 333-53017, 333-33636 and 333-94169)
of Incara Pharmaceuticals Corporation of our report dated November 15, 2000 relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
    Raleigh, North Carolina
    December 15, 2000